Exhibit 99.1

Written Statement of the Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chairman of the Board, President, Chief Executive Officer and Director of FARO Technologies, Inc., (the “Company”) hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q, for the three months ended March 29, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the FARO.

/s/ SIMON RAAB

Simon Raab May 9, 2003